                                                                    EXHIBIT 11.1

                    HI-LO AUTOMOTIVE, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,             SEPTEMBER 30,
                                                  -----------------------   -----------------------
                                                     1997         1996         1997         1996
                                                  ----------   ----------   ----------   ----------
Average common shares outstanding...............  10,775,109   10,756,350   10,775,109   10,756,350
Common equivalent shares resulting from stock
  options issued................................           0            0            0            0
                                                  ----------   ----------   ----------   ----------
Average common and common equivalent shares
  outstanding...................................  10,775,109   10,756,350   10,775,109   10,756,350
                                                  ==========   ==========   ==========   ==========
Net income (loss)...............................  $    1,313   $  (51,659)  $    1,933   $  (51,905)
                                                  ==========   ==========   ==========   ==========
Earnings per common share:
  Net income (loss) per common and common
     equivalent share...........................  $     0.12   $    (4.80)  $     0.18   $    (4.83)
                                                  ==========   ==========   ==========   ==========

     Earnings per share have been computed by dividing net income by the average number of common and common equivalent shares outstanding. Common equivalent shares outstanding were computed using the treasury stock method. The difference between shares for primary and fully diluted earnings per share was not significant in any period. On November 1, 1994, a note was issued that is convertible, effective November 1, 1996, into 93,859 shares of the Company's Common Stock. Since September 30, 1997, this note had no significant effect on earnings per share.

                                                                    EXHIBIT 11.1
                                  (CONTINUED)

                    HI-LO AUTOMOTIVE, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           COLUMN B
                                                             ------------------------------------
                                                                         DECEMBER 31,
                                                             ------------------------------------
COLUMN A                                                        1996         1995         1994
--------                                                     ----------   ----------   ----------
Weighted average common shares outstanding.................  10,756,000   10,733,000   10,703,000
Common equivalent shares resulting from stock options
  issued...................................................          --           --       33,000
                                                             ----------   ----------   ----------
Total weighted average common and common equivalent shares
  outstanding..............................................  10,756,000   10,733,000   10,736,000
                                                             ==========   ==========   ==========
Net income (loss)..........................................  $  (53,723)  $    1,688   $    9,133
                                                             ==========   ==========   ==========
Earnings (loss) per common and common equivalent share.....  $    (4.99)  $      .16   $      .85
                                                             ==========   ==========   ==========

     Earnings (loss) per common and common equivalent share have been computed by dividing net income (loss) by the weighted average number of common and common equivalent shares outstanding. Common equivalent shares outstanding were computed using the treasury stock method. The difference between shares for primary and fully diluted earnings per share was not significant in any year. On November 1, 1994, a note was issued that is convertible, effective November 1, 1996, into 93,859 shares of the companies Common Stock. As of December 31, 1996, this note had no significant effect on earnings per share.